EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                             AS OF FEBRUARY 29, 2000




                                                                                          PERCENT
                                                             STATE OR                    OF VOTING
                                                             COUNTRY OF                  SECURITIES
NAME                                                         INCORPORATION                  OWNED
----                                                         -------------                  -----

SMP Motor Products Limited                                     Canada                         100
Marathon Auto Parts and Products, Inc.                         New York                       100
Motortronics, Inc.                                             New York                       100
Reno Standard Incorporated                                     Nevada                         100
Stanric, Inc. (1)                                              Delaware                       100
Mardevco Credit Corp. (2)                                      New York                       100
Standard Motor Products (Hong Kong) Limited                    Hong Kong                      100
Industrial & Automotive Associates, Inc.                       California                     100
Standard Motor Electronics, Limited                            Israel                         100
Four Seasons Europe S.A.R.L.                                   France                         100
Standard Motor Products Holdings Limited                       England and Wales            74.25
Eaglemotive Corporation                                        Delaware                       100
Standard Motor Products de Mexico, S. De R.L. De C. V. (3)     Mexico                         100
SMP Credit Corp.                                               Delaware                       100


All of the subsidiaries are included in the consolidated financial statements.
(1)  Mardevco owns 12.7% of Stanric
(2)  Stanric owns 14.9% of Mardevco
(3)  Standard Motor Products owns 49,999 shares, Motortronics owns 1 share